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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

       We consent to the incorporation by reference in this Registration Statement of Pharmacia Corporation on Form S-3 of our report dated February 25, 2000, incorporated by reference in the Annual Report on Form 10-K of Monsanto Company (subsequently renamed Pharmacia Corporation) for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Deloitte & Touche LLP


St. Louis, Missouri
November 1, 2000